UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2001

Realco, Inc.
 (Exact name of registrant as specified in its charter)

New Mexico
 (State or other jurisdiction of incorporation)

      2-07552                                                 85-0316176
(Commission File Number)                       (IRS Employer Identification No.)

1650 University Blvd. N.E., Suite 5-100
        Albuquerque, New Mexico                                         87102
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (505) 242-4561

       N/A

 (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On June 4, 2001,  Realco,  Inc. (the  “Company”)  finalized two  previously reported  separate  agreements  to sell its  residential  real estate  brokerage operations in New Mexico and Arizona. Coldwell Banker Legacy of Albuquerque, New
Mexico  purchased the business of the Company’s  subsidiary,  Hooten/Stahl  Inc.
which did  business as  Prudential  Preferred  Properties  of New  Mexico.  In a
separate transaction,  Coldwell Banker Success of Phoenix, Arizona purchased the business of the  Company´s  subsidiaries,  Mull Realty  Company,  Inc. and Cliff
Winn, Inc., which did business as Prudential Preferred Properties of Arizona.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

a)       Financial statements of business acquired.

     Not applicable.

b)       Pro forma financial information.

     Not applicable.

c)   Exhibits

      99.1        Press Release issued June 4, 2001

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   REALCO, INC.
                                   (Registrant)

Date: March 7, 2001                By:/s/James  A. Arias
                                   ______________________
                                Name: James A. Arias
                                   Title:  Chief Executive Officer and President

                                  NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                                June 4, 2001

FOR IMMEDIATE RELEASE

REALCO,INC. Completes Cash Sale of its Residential Real Estate Brokerage Segment

Albuquerque, New Mexico, June 4, 2001---REALCO,  INC. (NASDAQ, NNM: RLCO ) today announced it has completed the previously announced sale of its residential real estate  brokerage  segment with operations in Albuquerque,  New Mexico,  and the
Greater Phoenix,  Arizona,  metropolitan  markets.  This operating  segment has, during the  previous  five years,  conducted  its  business as a  franchisee  of
Prudential Real Estate Affiliates and was sold in two separate transactions. The buyers are both Coldwell Banker  franchisees,  doing business as Coldwell Banker
Legacy of  Albuquerque,  New Mexico,  and  Coldwell  Banker  Success of Phoenix,
Arizona.

The final sale was delayed  until the May 31, 2001,  expiration of the franchise agreement  between the  Company and  Prudential  Real  Estate  Affiliates.  Cash
proceeds from the combined transactions, net of certain contractual adjustments, was $4,046,000.  The cash conversion of certain operating assets, which includes approximately $1.8 million of goodwill, enhances the balance sheet and liquidity of the Company.

Realco  President and CEO, James A. Arias, CEO said, The increase in liquidity, coupled with the divestiture of a negative performing  subsidiary,  provides the
Company with an  opportunity  to pursue its strategy of expanding  its financial services segment through a combination of acquisition and internal growth.

Realco is an integrated real estate and financial services company, operating in four principal business segments:  commercial real estate brokerage,  commercial construction,  residential  construction  and land  development,  and  financial services.

This news release ( as well as oral statements or other written  statements made or to be made by the  Company)  contains or may contain  statements  relating to future  events  or  future  financial  performance  of  the  Company  which  are forward-looking  statements  within the meaning of the safe harbor provisions of section 27A of the  Securities  Act of 1933, as amended,  and section 21E of the
Securities Exchange Act of 1934, as amended.  Forward-looking statements involve risks and uncertainties that could  significantly  affect anticipated results in the statements.  These risks and uncertainties  include, but are not limited to, the effects of  fluctuations  in the supply and demand of real estate,  interest rate flucuations,  general economic  conditions of a geographic area, changes in government  regulations,  interruption  of operations  caused by adverse natural conditions, changes in the United States economy, and other factors described in the Company´s filings with the Securities and Exchange Commission.

                                       CONTACT:    James A. Arias, President
                                                   1650 University Blvd., NE
                                                   Albuquerque, New Mexico 87102
                                                   Suite 5-100
                                                   505-242-4561